Exhibit 23.2

                          Consent Of Financial Advisor


     The Mentor Group, Inc. hereby consents to references to and the inclusion of our opinion dated as of June 30, 2001 in its entirety in the Prospectus and Proxy Statement to be distributed to Travelzoo.com Corporation stockholders in connection with the merger of Travelzoo.com Corporation and Travelzoo Inc.

July 16, 2001
                                    The Mentor Group, Inc.



                                    /s/ Davis R. Blaine
                                    Chairman